                                                                  Exhibit 11.1

PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
- ---------------------------------------

(In thousands, except per share amounts)


                                                                                        Fiscal Year End
                                                                        ----------------------------------------------
                                                                        November 26,     November 27,     November 28,
                                                                            1994             1993             1992
                                                                        ------------     ------------     -----------


PRIMARY
- -------

Income (loss) before extraordinary item and cumulative effect
     of change in accounting principle                                  $ 52,132         $  9,669         $ (9,000)
          Less:
                Preferred stock dividends                                 (5,106)          (4,718)          (4,358)
                Changes in redemption of value of common
                  stock subject to puts and calls and
                  warrants subject to puts                                    --               --             (455)
                                                                        ---------        ---------        ---------


Income (loss) before extraordinary item and cumulative effect of change in accounting principle available to
     common shareholders                                                  47,026            4,951          (13,813)

Extraordinary loss                                                        (7,243)         (45,828)              --

Cumulative effect on prior years of change in
     accounting for post-retirement benefits                                  --               --           (6,902)
                                                                        ---------        ---------        ---------



Net income (loss) available to common shareholders                      $ 39,783         $(40,877)        $(20,715)

Weighted average common and dilutive
     common equivalent shares outstanding                                 40,257           30,514            6,571 (2)
                                                                        ---------        ---------        ---------

Weighted average common shares outstanding (1)                            39,791           29,875            6,571
                                                                        ---------        ---------        ---------


Income (loss) per common share before extraordinary item
     and cumulative effect of change in accounting principle            $   1.17         $    .16         $  (2.10)

Extraordinary loss per common share                                         (.18)           (1.53)              --

Cumulative effect on prior years of change in
     accounting principle per common share                                    --               --            (1.05)
                                                                        ---------        ---------        ---------


Net income (loss) per common share                                      $    .99         $  (1.37)        $  (3.15)
                                                                        =========        =========        =========



FULLY DILUTED
- -------------

Income (loss) before extraordinary item and cumulative effect
     of change in accounting principle                                  $ 52,132         $  9,669         $ (9,000)
          Less:
                Preferred stock dividends                                 (5,106)              --               --
                Changes in redemption of value of common
                  stock subject to puts and calls and
                  warrants subject to puts                                    --               --             (455)
                                                                        ---------        ---------        ---------


Income (loss) before extraordinary item and cumulative effect of change in accounting principle available to
     common shareholders                                                  47,026            9,669           (9,455)

Extraordinary loss                                                        (7,243)         (45,828)              --

Cumulative effect on prior years of change in
     accounting for post-retirement benefits                                  --               --           (6,902)
                                                                        ---------        ---------        ---------


Net income (loss) available to common shareholders                       $39,783         $(36,159)        $(16,357)

Weighted average common and dilutive
     common equivalent shares outstanding                                 40,257           32,482            6,571 (2)
                                                                        ---------        ---------        ---------

Weighted average common shares outstanding (1)                            39,791           29,875            6,571
                                                                        ---------        ---------        ---------


Income (loss) per common share before extraordinary item
     and cumulative effect of change in accounting principle             $  1.17         $    .30         $  (1.44)

Extraordinary loss per common share                                         (.18)           (1.53)              --

Cumulative effect on prior years of change in
     accounting principle per common share                                    --               --            (1.05)
                                                                        ---------        ---------        ---------

Net income (loss) per common share                                       $   .99         $  (1.21)        $  (2.49)
                                                                        =========        =========        =========



PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
- ---------------------------------------

(In thousands, except per share amounts)

                                                                               Quarter Ended
                                                         -------------------------------------------------------------
                                                          February 26,      May 28,      August 27,      November 26,
                                                             1994            1994           1994             1994
                                                         ------------     -----------    -------------   -------------

PRIMARY
- -------

Income (loss) before extraordinary item                  $     (681)       $  16,956      $  18,345      $  17,512

           Less:
                Preferred stock dividends                    (1,239)          (1,264)        (1,289)        (1,315)
                                                         -----------       ----------     ----------     ----------


Income (loss) before extraordinary item
     available to common shareholders                        (1,920)          15,692         17,056         16,197

Extraordinary gain (loss)                                        --               55            288         (7,586)
                                                         -----------       ----------     ----------     ----------

Net income (loss) available to common
     shareholders                                        $   (1,920)       $  15,747      $  17,344      $   8,611
                                                         -----------       ----------     ----------     ----------
Weighted average common and dilutive
     common equivalent shares outstanding                    39,628  (2)      41,013         40,320         40,066
                                                         -----------       ----------     ----------     ----------
Weighted average common shares outstanding  (1)              39,628            N/A            N/A           39,874
                                                         -----------       ----------     ----------     ----------
Income (loss) per common share before
     extraordinary item                                  $     (.05)       $     .38      $     .42      $     .40

Extraordinary gain (loss) per common share                       --               --            .01           (.19)
                                                         -----------       ----------     ----------     ----------
Net income (loss) per common share                       $     (.05)       $     .38      $     .43      $     .21
                                                         ===========       ==========     ==========     ==========




FULLY DILUTED
- -------------

Income (loss) before extraordinary item                  $     (681)       $  16,956      $  18,345      $  17,512

           Less:
                Preferred stock dividends                        --               --         (1,289)        (1,315)
                                                         -----------       ----------     ----------     ----------


Income (loss) before extraordinary item
     available to common shareholders                          (681)          16,956         17,056         16,197

Extraordinary gain (loss)                                        --               55            288         (7,586)
                                                         -----------       ----------     ----------     ----------


Net income (loss) available to common
     shareholders                                        $     (681)       $  17,011      $  17,344      $  8,611
                                                         ===========       ==========     ==========     ==========

Weighted average common and dilutive
     common equivalent shares outstanding                    39,628 (2)       43,449         40,321        40,066
                                                         -----------       ----------     ----------     ----------

Weighted average common shares outstanding (1)               39,628             N/A            N/A         39,874
                                                         -----------       ----------     ----------     ----------
Income (loss) per common share before
     extraordinary item                                  $     (.02)       $     .39      $     .42      $    .40

Extraordinary gain (loss) per common share                       --               --            .01          (.19)
                                                         -----------       ----------     ----------     ----------

Net income (loss) per common share                       $     (.02)       $     .39      $     .43      $    .21
                                                         ===========       ==========     ==========     ==========




PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS (LOSS)
- ----------------------------------------

(In thousands, except per share amounts)

                                                                               Quarter Ended
                                                         -------------------------------------------------------------
                                                          February 27,       May 29,     August 28,      November 27,
                                                             1993             1993          1993             1993
                                                         ------------      ----------    -------------   -------------


PRIMARY
- -------

Income (loss) before extraordinary item                  $  (21,244)       $  7,130      $   8,138       $  15,645

  Less:
     Preferred stock dividends                               (1,145)         (1,167)        (1,191)         (1,215)
                                                         -----------       ---------     ----------      ----------


Income (loss) before extraordinary item
     available to common shareholders                       (22,389)          5,963          6,947          14,430

Extraordinary loss                                               --          (9,111)        (9,471)        (27,246)
                                                         -----------       ---------     ----------      ----------


Net loss available to common shareholders                $  (22,389)       $ (3,148)     $  (2,524)      $ (12,816)
                                                         -----------       ---------     ----------      ----------
Weighted average common and dilutive
     common equivalent shares outstanding                     6,571 (2)      34,953         40,355          40,176
                                                         -----------       ---------     ----------      ----------
Weighted average common shares
     outstanding (1)                                          6,571          33,958         39,457          39,512
                                                         -----------       ---------     ----------      ----------

Income (loss) per common share before
     extraordinary item                                  $    (3.41)       $    .17      $     .17       $     .36

Extraordinary loss per common share                              --            (.27)          (.24)           (.69)
                                                         -----------       ---------     ----------      ----------


Net loss per common share                                $    (3.41)       $   (.09)     $    (.06)      $    (.32)
                                                         ===========       =========     ==========      ==========


FULLY DILUTED
- -------------

Income (loss) before extraordinary item
     available to common shareholders                    $  (21,244)       $  7,130      $   8,138       $  15,645

Extraordinary loss                                               --          (9,111)        (9,471)        (27,246)
                                                         -----------       ---------     ----------      ----------


Net loss available to common shareholders                $  (21,244)       $ (1,981)     $  (1,333)      $ (11,601)
                                                         -----------       ---------     ----------      ----------
Weighted average common and dilutive
     common equivalent shares outstanding                     6,571 (2)      37,389         43,026          42,941
                                                         -----------       ---------     ----------      ----------
Weighted average common shares
     outstanding (1)                                          6,571          33,958         39,457          39,512
                                                         -----------       ---------     ----------      ----------

Income (loss) per common share before
     extraordinary item                                  $    (3.23)       $    .19      $     .19       $     .36

Extraordinary loss per common share                              --            (.27)          (.24)           (.69)
                                                         -----------       ---------     ----------      ----------


Net loss per common share                                $    (3.23)       $   (.06)     $    (.03)      $    (.29)
                                                         ===========       =========     ==========      ==========


(1) Excludes dilutive common equivalent shares for computation of loss per common share.
(2) Due to a loss being incurred for the period, dilutive common equivalent shares have not been computed as the resulting earnings per share would be antidilutive.
